SUPPLEMENTAL OPERATING & FINANCIAL DATA Q3 2016 an S&P 500 company S&P High Yield Dividend Aristocrats® index member Exhibit 99.2

Corporate Overview 3 Financial Summary Consolidated Statements Of Income 4 Funds From Operations (FFO) 5 Adjusted Funds From Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Debt Maturities 9 Capitalization & Financial Ratios 10 EBITDA & Coverage Ratios 11 Debt Covenants 12 Transaction Summary Investment Summary 13 Disposition Summary 14 Development Pipeline 15 Real Estate Portfolio Summary Tenant Diversification 16 Industry Diversification 17 Geographic Diversification 19 Property Type Composition 20 Same Store Rental Revenue 21 Leasing Data Occupancy 23 Leasing Activity 24 Expirations 25 Earnings Guidance 26 Analyst Coverage 27 Table Of Contents 2 Q3 2016 Supplemental Operating & Financial Data This Supplemental Operating & Financial Data should be read in connection with the company's third quarter 2016 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on October 26, 2016) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data.

Senior Management John P. Case, Chief Executive Officer Sumit Roy, President and Chief Operating Officer Paul M. Meurer, Executive VP, Chief Financial Officer and Treasurer Michael R. Pfeiffer, Executive VP, General Counsel and Secretary Neil M. Abraham, Executive VP, Chief Investment Officer Credit Ratings Standard & Poor’s BBB+ Positive Outlook Moody's Baa1 Positive Outlook Fitch BBB+ Stable Outlook Dividend Information as of October 2016 • Current annualized dividend of $2.424 per share • Compound average annual dividend growth rate of approximately 4.7% • 555 consecutive monthly dividends paid • 76 consecutive quarterly dividend increases Corporate Headquarters 11995 El Camino Real San Diego, California 92130 Phone: (858) 284-5000 Website: www.realtyincome.com Transfer Agent Wells Fargo Shareowner Services Phone: (877) 218-2434 Email: stocktransfer@wellsfargo.com Website: www.shareowneronline.com Corporate Profile Realty Income, The Monthly Dividend Company®, is an S&P 500 real estate company with the primary business objective of generating dependable monthly cash dividends from a consistent and predictable level of cash flow from operations. Our monthly dividends are supported by the cash flow from our property portfolio. We have in-house acquisition, portfolio management, asset management, credit research, real estate research, legal, finance and accounting, information technology, and capital markets capabilities. Over the past 47 years, Realty Income has been acquiring and managing freestanding commercial properties that generate rental revenue under long-term, net lease agreements. Portfolio Overview At September 30, 2016, we owned a diversified portfolio of 4,703 properties located in 49 states and Puerto Rico, with over 80 million square feet of leasable space. Our properties are leased to 247 different commercial tenants doing business in 47 separate industries. Approximately 79% of our quarterly rental revenues were generated from retail properties, 13% from industrial properties, and the remaining 8% were from other property types. Our physical occupancy rate as of September 30, 2016 was 98.3%, with a weighted average remaining lease term of 9.8 years. Common Stock Our Common Stock is traded on the New York Stock Exchange under the symbol "O" Corporate Overview 3 Q3 2016 Supplemental Operating & Financial Data September 30, 2016 Closing price $ 66.93 Shares and units outstanding 258,997,812 Market value of common equity $ 17,334,724,000 Total market capitalization $ 23,016,944,000

Consolidated Statements Of Income (dollars in thousands, except per share amounts) 4 Q3 2016 Supplemental Operating & Financial Data (unaudited) (unaudited) Three months ended Nine months ended September 30, September 30, 2016 2015 2016 2015 REVENUE Rental $ 265,332 $ 247,578 $ 782,189 $ 724,131 Tenant reimbursements 11,524 10,187 31,741 31,757 Other 318 1,124 1,399 3,729 Total revenue 277,174 258,889 815,329 759,617 EXPENSES Depreciation and amortization 113,917 104,338 332,192 303,476 Interest 52,952 63,950 171,039 181,098 General and administrative 12,103 10,861 38,407 36,331 Property (including reimbursable) 15,678 13,542 45,454 42,455 Income taxes 894 745 2,812 2,448 Provisions for impairment 8,763 3,864 16,955 9,182 Total expenses 204,307 197,300 606,859 574,990 Gain on sales of real estate 4,335 6,224 15,283 17,117 Net income 77,202 67,813 223,753 201,744 Net income attributable to noncontrolling interests (130) (338) (623) (919) Net income attributable to the Company 77,072 67,475 223,130 200,825 Preferred stock dividends (6,770) (6,770) (20,310) (20,310) Net income available to common stockholders $ 70,302 $ 60,705 $ 202,820 $ 180,515 Net income available to common stockholders per common share: Basic and diluted $ 0.27 $ 0.26 $ 0.80 $ 0.78

Funds From Operations (FFO) (dollars in thousands, except per share amounts) 5 Q3 2016 Supplemental Operating & Financial Data The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO per share computations. We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trusts’ (NAREIT) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on page 6) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. Three months ended Nine months ended September 30, September 30, 2016 2015 2016 2015 Net income available to common stockholders $ 70,302 $ 60,705 $ 202,820 $ 180,515 Depreciation and amortization 113,917 104,338 332,192 303,476 Depreciation of furniture, fixtures and equipment (187) (184) (575) (608) Provisions for impairment on investment properties 8,763 3,864 16,955 9,182 Gain on sale of investment properties (4,335) (6,224) (15,283) (17,117) FFO adjustments allocable to noncontrolling interests (174) (339) (546) (918) FFO available to common stockholders $ 188,286 $ 162,160 $ 535,563 $ 474,530 FFO per common share, basic and diluted $ 0.73 $ 0.69 $ 2.11 $ 2.05 Distributions paid to common stockholders $ 155,194 $ 134,489 $ 453,774 $ 392,767 FFO available to common stockholders in excess of distributions paid to common stockholders $ 33,092 $ 27,671 $ 81,789 $ 81,763 Weighted average number of common shares used for FFO: Basic 258,085,633 236,211,706 253,953,149 231,434,521 Diluted 258,356,892 236,739,942 254,223,301 231,545,745

Adjusted Funds From Operations (AFFO) (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company's ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution).

	Three months ended September 30,		Nine months ended September 30,	
	2016	2015	2016	2015
Net income available to common stockholders	$ 70,302	$ 60,705	$ 202,820	$ 180,515
Cumulative adjustments to calculate FFO [1]	117,984	101,455	332,743	294,015
FFO available to common stockholders	188,286	162,160	535,563	474,530
Amortization of share-based compensation	2,653	2,235	9,204	7,598
Amortization of deferred financing costs	1,261	1,354	3,859	3,959
Amortization of net mortgage premiums	(814)	(1,786)	(2,669)	(5,608)
(Gain) loss on interest rate swaps	(2,051)	5,180	5,835	7,138
Leasing costs and commissions	(287)	(93)	(564)	(555)
Recurring capital expenditures	(240)	(1,811)	(486)	(3,820)
Straight-line rent	(4,779)	(3,648)	(14,253)	(12,283)
Amortization of above and below-market leases	2,476	2,125	6,670	5,821
Other adjustments	70	74	208	226
AFFO available to common stockholders	$ 186,575	$ 165,790	$ 543,367	$ 477,006
AFFO per common share, basic and diluted	$ 0.72	$ 0.70	$ 2.14	$ 2.06
Distributions paid to common stockholders	$ 155,194	$ 134,489	$ 453,774	$ 392,767
AFFO available to common stockholders in excess of distributions paid to common stockholders	$ 31,381	$ 31,301	$ 89,593	$ 84,239
Weighted average number of common shares used for AFFO:				
Basic	258,085,633	236,211,706	253,953,149	231,434,521
Diluted	258,356,892	236,739,942	254,458,747	231,545,745

[1] See reconciling items for FFO presented under "Funds from Operations (FFO)."

Q3 2016 Supplemental Operating & Financial Data

6

Consolidated Balance Sheets (dollars in thousands , except per share amounts) 7 Q3 2016 Supplemental Operating & Financial Data September 30, 2016 December 31, 2015 ASSETS (unaudited) Real estate, at cost: Land $ 3,527,734 $ 3,286,004 Buildings and improvements 9,624,689 9,010,778 Total real estate, at cost 13,152,423 12,296,782 Less accumulated depreciation and amortization (1,913,580) (1,687,665) Net real estate held for investment 11,238,843 10,609,117 Real estate held for sale, net 24,815 9,767 Net real estate 11,263,658 10,618,884 Cash and cash equivalents 29,801 40,294 Accounts receivable, net 94,498 81,678 Acquired lease intangible assets, net 1,087,648 1,034,417 Goodwill 15,165 15,321 Other assets, net 45,683 54,785 Total assets $ 12,536,453 $ 11,845,379 LIABILITIES AND EQUITY Distributions payable $ 54,768 $ 50,344 Accounts payable and accrued expenses 97,541 115,826 Acquired lease intangible liabilities, net 265,045 250,916 Other liabilities 97,905 53,965 Line of credit payable 1,082,000 238,000 Term loans, net 319,054 318,835 Mortgages payable, net 503,201 646,187 Notes payable, net 3,346,442 3,617,973 Total liabilities $ 5,765,956 $ 5,292,046 Stockholders' equity: Preferred stock and paid in capital, par value $0.01 per share, 69,900,000 shares authorized, 16,350,000 shares issued and $ 395,378 $ 395,378 outstanding as of September 30, 2016 and December 31, 2015, liquidation preference $25.00 per share Common stock and paid in capital, par value $0.01 per share, 370,100,000 shares authorized, 258,592,608 shares issued and outstanding as of September 30, 2016 and 250,416,757 shares issued and outstanding as of December 31, 2015 8,144,983 7,666,428 Distributions in excess of net income (1,785,630) (1,530,210) Total stockholders' equity 6,754,731 6,531,596 Noncontrolling interests 15,766 21,737 Total equity 6,770,497 6,553,333 Total liabilities and equity $ 12,536,453 $ 11,845,379

Debt Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date	Principal Balance as of September 30, 2016	% of Debt	Interest Rate as of September 30, 2016	Weighted Average Years until Maturity
Credit Facility					
Credit Facility (1)	June 30, 2019	$ 1,082,000	20.5%	1.42%	2.7 years
Unsecured Term Loans					
Term Loan - Tau (2)	January 21, 2018	70,000	1.4%	1.72%	1.3 years
Term Loan - Realty Income (3)	June 30, 2020	250,000	4.7%	1.47%	3.7 years
	Principal amount	320,000	6.1%	1.53%	3.2 years
Deferred financing costs		(946)			
	Carrying value	319,054			
Senior Unsecured Notes and Bonds					
5.375% Notes due 2017	September 15, 2017	175,000	3.3%	5.38%	
2.000% Notes due 2018	January 31, 2018	350,000	6.7%	2.00%	
6.750% Notes due 2019	August 15, 2019	550,000	10.4%	6.75%	
5.750% Notes due 2021	January 15, 2021	250,000	4.8%	5.75%	
3.250% Notes due 2022	October 15, 2022	450,000	8.5%	3.25%	
4.650% Notes due 2023	August 1, 2023	750,000	14.2%	4.65%	
3.875% Notes due 2024	July 15, 2024	350,000	6.7%	3.88%	
4.125% Notes due 2026	October 15, 2026	250,000	4.7%	4.13%	
5.875% Bonds due 2035	March 15, 2035	250,000	4.7%	5.88%	
	Principal amount	3,375,000	64.0%	4.62%	6.2 years
Unamortized discounts and deferred financing costs		(28,558)			
	Carrying value	3,346,442			
Mortgages Payable					
38 mortgages on 129 properties	October 2016 - June 2032	496,470 (4)	9.4%	4.95%	3.9 years
Unamortized premiums and deferred financing costs		6,731			
	Carrying value	503,201			
	TOTAL DEBT $	**5,273,470** (5)		**3.81%**	**5.1 years**

Fixed Rate $	**4,159,116**	**79%**
Variable Rate $	**1,114,354**	**21%**

(1) We have a $2.0 billion unsecured acquisition credit facility with an initial term that expires in June 2019. It includes, at our election, two six-month extension options, at a cost of 0.075% of the facility commitment, or $1.5 million per option. As of September 30, 2016, approximately $920 million was available on the credit facility.

(2) Borrowing under the term loan bears interest at the current one month LIBOR, plus 1.20%. We have an interest rate swap which effectively fixes our per annum interest rate on the term loan at 2.15%.

(3) Borrowing under the term loan bears interest at the current one month LIBOR, plus 0.95%. We have an interest rate swap which effectively fixes our per annum interest rate on the term loan at 2.67%.

(4) The mortgages payable are at fixed interest rates, except for mortgages totaling $32.4 million at September 30, 2016.

(5) Excludes non-cash unamortized original issuance discounts recorded on the senior unsecured notes and bonds, as well as non-cash unamortized premiums recorded on the mortgages payable, and deferred financing costs on the term loans, notes and bonds, and mortgages payable.

Q3 2016 Supplemental Operating & Financial Data 8

Debt Maturities (dollars in millions) 9 Q3 2016 Supplemental Operating & Financial Data Debt Maturities Year of Credit Term Senior Unsecured Mortgages Weighted Average Maturity Facility Loan Notes and Bonds Payable Total Interest Rate (1) 2016 $ - $ - $ - $ 36.3 $ 36.3 5.71% 2017 - - 175.0 109.4 284.4 5.41% 2018 - 70.0 350.0 15.9 435.9 2.08% 2019 1,082.0 - 550.0 42.3 1,674.3 6.46% 2020 - 250.0 - 82.4 332.4 2.34% Thereafter - - 2,300.0 210.2 2,510.2 4.49% Totals $ 1,082.0 $ 320.0 $ 3,375.0 $ 496.5 $ 5,273.5 (1) Weighted average interest rate for 2019 excludes the credit facility. Mortgages Payable Maturities by Quarter Year of First Second Third Fourth Weighted Average Maturity Quarter Quarter Quarter Quarter Total Interest Rate 2016 $ - $ - $ - $ 36.3 $ 36.3 5.71% 2017 8.3 36.9 39.5 24.7 109.4 5.47% 2018 1.3 12.1 1.3 1.2 15.9 5.41% 2019 1.3 1.3 16.9 22.8 42.3 2.76% 2020 1.2 1.2 12.6 67.4 82.4 4.98% Thereafter - - - - 210.2 4.94% Totals $ 12.1 $ 51.5 $ 70.3 $ 152.4 $ 496.5

Capital Structure as of September 30, 2016 Capitalization & Financial Ratios (dollars in thousands , except per share amounts) 10 Q3 2016 Supplemental Operating & Financial Data Liquidity as of September 30, 2016 Cash on Hand $ 29,801 Availability under Credit Facility (3) 918,000 $ 947,801 (3) As of October 12, 2016 we had a borrowing capacity of $1.5 billion available on our credit facility after using net proceeds of $587.2 million from our October offering of 3.000% notes due 2027 to pay down outstanding borrowings on our credit facility. Capitalization as of September 30, 2016 Carrying Debt Value Credit Facility $ 1,082,000 Unsecured Term Loans 320,000 Senior Unsecured Notes and Bonds 3,375,000 Mortgages Payable 496,470 Total Debt $ 5,273,470 Equity Shares / Units Stock Price Redemption Price Market Value Common Stock (NYSE: O) 258,592,608 $ 66.93 $ 17,307,604 Common Units (1) 405,204 $ 66.93 27,120 Common Equity 17,334,724 Class F Preferred Stock 16,350,000 $ 25.00 408,750 Total Equity $ 17,743,474 Total Market Capitalization (2) $ 23,016,944 Debt/Total Market Capitalization (2) 22.9% Debt and Preferred Stock/Total Market Capitalization (2) 24.7% (1) Common units are exchangeable into cash or common stock at our option at a conversion ratio of 1:1, subject to certain exceptions. (2) Our enterprise value was $22,987,143 (total market capitalization less cash on hand). The percentages for both debt to enterprise value as well as debt and preferred stock to enterprise value are materially consistent with those presented for total market capitalization. Dividend Data Year-over-Year YTD 2016 YTD 2015 Growth Rate Common Dividend Paid per Share $ 1.786 $ 1.700 5.1% AFFO per Share (diluted) $ 2.14 $ 2.06 3.9% AFFO Payout Ratio 83.5% 82.5% Debt 23% Preferred Stock 2% Common Stock 75%

EBITDA & Coverage Ratios (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Reconciliation of Net Income to EBITDA [1]

		Three months ended September 30, 2016
Net income	$	77,202
Interest		52,952
Income taxes		894
Depreciation and amortization		113,917
Impairment loss		8,763
Gain on sales		(4,335)
Quarterly EBITDA	$	249,393
Annualized EBITDA	$	997,572
Debt/EBITDA		5.3
Debt and Preferred/EBITDA		5.7

(1) EBITDA, a non-GAAP measure, means, for the most recent quarter, annualized earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) impairment losses, and (v) gain on sales. Our EBITDA may not be comparable to EBITDA reported by other companies that interpret the definitions of EBITDA differently than we do. Management believes EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors. EBITDA should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Our ratio of debt to EBITDA, which is used by management as a measure of leverage, is calculated by annualizing quarterly EBITDA and then dividing by our total debt (excluding all unamortized deferred financing costs, net mortgage premiums and original issuance discounts).

(2) Refer to footnote 1 on page 12 for a detailed description of the calculation of debt service coverage.

(3) Fixed charge coverage is calculated in exactly the same manner as the debt service coverage (which is calculated on page 12), except that preferred stock dividends are also added to the denominator.

(4) Ratios reflect a proforma debt service charge after giving effect to the repayment of outstanding borrowings under our credit facility using net proceeds of $587.2 million from our October offering of 3.000% notes due 2027.

Debt Service Coverage [2]



5.5
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
4.1
4.5
4.6
4.7
5.0
4.8
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Q3 2016
Q3 2016 Proforma (4)

Fixed Charge Coverage [3]



5.5
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
3.7
4.0
4.1
4.2
4.4
4.2
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Q3 2016
Q3 2016 Proforma (4)

Q3 2016 Supplemental Operating & Financial Data 11

Debt Covenants 12 Q3 2016 Supplemental Operating & Financial Data As of September 30, 2016 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt < 60% of adjusted undepreciated assets 39.6% Limitation on incurrence of secured debt < 40% of adjusted undepreciated assets 3.8% Debt service coverage (trailing 12 months) (1) > 1.5 x 5.0x Maintenance of total unencumbered assets > 150% of unsecured debt 260.3% (1) This covenant is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on October 1, 2015, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of October 1, 2015, nor does it purport to reflect our debt service coverage ratio for any future period.

Investment Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2016

	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions [2]	80	$ 300,523	$ 19,708	877,997	6.6%	16.3
Properties under Development [3]	23	52,118	3,547	853,273	6.8%	13.1
Total Real Estate Investments	103	$ 352,641	$ 23,255	1,731,270	6.6%	15.8

Approximately 23% of the annualized revenue generated by these investments is from investment grade tenants[4]

Second Quarter 2016

	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions [2]	46	$ 300,715	$ 18,804	1,662,248	6.3%	13.5
Properties under Development [3]	11	9,574	840	69,508	8.8%	13.4
Total Real Estate Investments	57	$ 310,289	$ 19,644	1,731,756	6.3%	13.5

Approximately 58% of the annualized revenue generated by these investments is from investment grade tenants[4]

Third Quarter 2016

	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions [2]	80	$ 384,182	$ 23,794	1,369,642	6.2%	15.5
Properties under Development [3]	13	26,032	1,867	416,446	7.2%	14.4
Total Real Estate Investments	93	$ 410,214	$ 25,661	1,786,088	6.3%	15.4

Approximately 69% of the annualized revenue generated by these investments is from investment grade tenants[4]

Year-to-Date 2016

	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions [2]	206	$ 985,420	$ 62,306	3,909,887	6.3%	15.2
Properties under Development [3]	30	87,724	6,254	1,339,227	7.1%	13.6
Total Real Estate Investments	236	$ 1,073,144	$ 68,560	5,249,114	6.4%	15.0

Approximately 51% of the annualized revenue generated by these investments is from investment grade tenants[4]

[1] Cash capitalization rates are computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income).
[2] The new property acquisitions were completed through 19 independent transactions during the first quarter of 2016, 22 independent transactions during the second quarter of 2016, and 20 independent transactions during the third quarter of 2016.
[3] Includes investments during the period in new development, expansion of existing properties, and redevelopment of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.
[4] Refer to footnote 2 on page 16 for our definition of investment grade tenants.

Q3 2016 Supplemental Operating & Financial Data 13

Disposition Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2016

	Number of Properties	Original Investment	Net Book Value	Net Proceeds	Cash Capitalization Rate (1)
Occupied	2	$ 3,455	$ 2,535	$ 3,377	6.9%
Vacant	9	12,511	6,148	7,661	-
Total Real Estate Dispositions	11	$ 15,966	$ 8,683	$ 11,038	

The unlevered internal rate of return on properties sold during the first quarter was 6.6%

Second Quarter 2016

	Number of Properties	Original Investment	Net Book Value	Net Proceeds (2)	Cash Capitalization Rate (1)
Occupied	3	$ 9,652	$ 6,929	$ 13,672	7.5%
Vacant	12	16,337	8,256	10,310	-
Total Real Estate Dispositions	15	$ 25,989	$ 15,185	$ 23,982	

The unlevered internal rate of return on properties sold during the second quarter was 10.5%

Third Quarter 2016

	Number of Properties	Original Investment	Net Book Value	Net Proceeds (2)	Cash Capitalization Rate (1)
Occupied	3	$ 3,054	$ 1,938	$ 3,108	9.5%
Vacant	20	31,693	12,517	15,031	-
Total Real Estate Dispositions	23	$ 34,747	$ 14,455	$ 18,139	

The unlevered internal rate of return on properties sold during the third quarter was 7.4%

Year-to-Date 2016

	Number of Properties	Original Investment	Net Book Value	Net Proceeds (2)	Cash Capitalization Rate (1)
Occupied	8	$ 16,161	$ 11,402	$ 20,157	7.7%
Vacant	41	60,541	26,921	33,002	-
Total Real Estate Dispositions	49	$ 76,702	$ 38,323	$ 53,159	

The unlevered internal rate of return on properties sold during the first nine months was 8.6%

(1) Cash capitalization rates are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses paid by us).

(2) Data excludes properties sold as a result of eminent domain activities. During the second and third quarters of 2016 we were awarded net proceeds of $517,000 and $1,500,000, respectively, related to two eminent domain transactions.

Q3 2016 Supplemental Operating & Financial Data

14

Development Pipeline (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Retail

	Number of Properties	Investment to Date	Remaining Investment	Total Commitment	Percent Leased [2]
New Development [1]	1	$ 3,060	$ 3,190	$ 6,250	100%
Expansion of existing properties	-	-	-	-	-
Redevelopment of existing properties	3	4,471	2,464	6,935	100%
	4	$ 7,531	$ 5,654	$ 13,185	

Non-Retail

	Number of Properties	Investment to Date	Remaining Investment	Total Commitment	Percent Leased [2]
New Development [1]	1	$ 8,893	$ 268	$ 9,161	100%
Expansion of existing properties	1	523	702	1,225	100%
Redevelopment of existing properties	-	-	-	-	-
	2	$ 9,416	$ 970	$ 10,386	

Total

	Number of Properties	Investment to Date	Remaining Investment	Total Commitment	Percent Leased [2]
New Development [1]	2	$ 11,953	$ 3,458	$ 15,411	100%
Expansion of existing properties	1	523	702	1,225	100%
Redevelopment of existing properties	3	4,471	2,464	6,935	100%
	6	$ 16,947	$ 6,624	$ 23,571	

(1) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place.

(2) Estimated rental revenue commencement dates on properties under development is between October 2016 and March 2017.

Q3 2016 Supplemental Operating & Financial Data 15

Tenant Diversification

REALTY INCOME
The Monthly Dividend Company®

Top 20 Tenants

Our 20 largest tenants based on percentage of total portfolio annualized rental revenue at September 30, 2016 include the following:

Tenant	Number of Properties	% of Revenue	Investment Grade Ratings (Moody's/S&P/Fitch)
Walgreens	204	7.3%	Baa2/ BBB/ BBB
FedEx	43	5.7%	Baa2/ BBB/ -
Dollar General	524	4.3%	Baa2/ BBB/ -
LA Fitness	47	4.0%	-
Dollar Tree / Family Dollar	457	4.0%	-
Circle K (Couche-Tard)	299	2.8%	Baa2/ BBB/ -
AMC Theatres	22	2.7%	-
BJ's Wholesale Club	15	2.5%	-
Diageo	17	2.3%	A3/ A-/ A-
CVS Pharmacy	69	2.1%	Baa1/ BBB+/ -
Super America / Western Refining	134	2.0%	-
GPM Investments / Fas Mart	216	2.0%	-
Regal Cinemas	22	2.0%	-
Rite Aid	69	1.9%	-
Life Time Fitness	9	1.9%	-
Walmart / Sam's Club	29	1.8%	Aa2/AA/AA
TBC Corporation (Sumitomo)	149	1.6%	Baa1/ A-/ -
FreedomRoads / Camping World	18	1.2%	-
NPC International	190	1.1%	-
Smart & Final	36	1.1%	-

Average EBITDAR/Rent Ratio on Retail Properties 2.8x [(1)]

Median EBITDAR/Rent Ratio on Retail Properties 2.7x [(1)]

[(1)] Based on the analysis of the most recently provided information from retail tenants that provide such information. We do not independently verify the information we receive from our retail tenants.

Investment Grade Tenants [(2)]:

Number of Properties	1,780
Percentage of Annualized Rents	45%
Percentage of Leases with Rental Increases, Based on Revenue	71%


27%
52%
3%
18%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

[(2)] We define investment grade tenants as tenants with a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch). 45% of our annualized rental revenue is generated from properties leased to investment grade tenants, including approximately 9% from properties leased to subsidiaries of investment grade companies. Refer to page 20 for investment grade composition by property type.

Q3 2016 Supplemental Operating & Financial Data 16

* Less than 0.1% Industry Diversification 17 Q3 2016 Supplemental Operating & Financial Data (1) Includes rental revenue for all properties owned at the end of each period presented, including revenue from properties reclassified as discontinued operations. Percentage of Rental Revenue (1) For the Quarter Ended For the Year Ended September 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2016 2015 2014 2013 2012 2011 Retail industries Apparel stores 1.9% 2.0% 2.0% 1.9% 1.7% 1.4 % Automotive collision services 1.0 1.0 0.8 0.8 1.1 0.9 Automotive parts 1.3 1.4 1.3 1.2 1.0 1.2 Automotive service 2.0 1.9 1.8 2.1 3.1 3.7 Automotive tire services 2.7 2.9 3.2 3.6 4.7 5.6 Book stores * * * * 0.1 0.1 Child care 1.9 2.0 2.2 2.8 4.5 5.2 Consumer electronics 0.3 0.3 0.3 0.3 0.5 0.5 Convenience stores 8.6 9.2 10.1 11.2 16.3 18.5 Crafts and novelties 0.4 0.5 0.5 0.5 0.3 0.2 Dollar stores 8.6 8.9 9.6 6.2 2.2 - Drug stores 11.0 10.6 9.5 8.1 3.5 3.8 Education 0.3 0.3 0.4 0.4 0.7 0.7 Entertainment 0.5 0.5 0.5 0.6 0.9 1.0 Equipment services * 0.1 0.1 0.1 0.1 0.2 Financial services 1.2 1.3 1.4 1.5 0.2 0.2 General merchandise 1.9 1.4 1.2 1.1 0.6 0.6 Grocery stores 2.9 3.0 3.0 2.9 3.7 1.6 Health and fitness 8.1 7.7 7.0 6.3 6.8 6.4 Health care 0.9 1.0 1.1 1.1 - - Home furnishings 0.8 0.7 0.7 0.9 1.0 1.1 Home improvement 2.5 2.4 1.7 1.6 1.5 1.7 Jewelry 0.1 0.1 0.1 0.1 - - Motor vehicle dealerships 2.0 1.6 1.6 1.6 2.1 2.2 Office supplies 0.3 0.3 0.4 0.5 0.8 0.9 Pet supplies and services 0.6 0.7 0.7 0.8 0.6 0.7 Restaurants - casual dining 4.2 3.8 4.3 5.1 7.3 10.9 Restaurants - quick service 4.8 4.2 3.7 4.4 5.9 6.6 Shoe stores 0.5 0.5 0.1 0.1 0.1 0.2 Sporting goods 1.5 1.8 1.6 1.7 2.5 2.7 Theaters 4.8 5.1 5.3 6.2 9.4 8.8 Transportation services 0.1 0.1 0.1 0.1 0.2 0.2 Wholesale clubs 3.5 3.8 4.1 3.9 3.2 0.7 Other * * * 0.1 0.1 0.1 Retail industries 81.2% 81.1% 80.4% 79.8% 86.7% 88.6%

Industry Diversification (Cont’d) 18 Q3 2016 Supplemental Operating & Financial Data * Less than 0.1% (1) Includes rental revenue for all properties owned at the end of each period presented, including revenue from properties reclassified as discontinued operations. Percentage of Rental Revenue (1) For the Quarter Ended For the Year Ended September 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2016 2015 2014 2013 2012 2011 Non-retail industries Aerospace 1.0 1.1 1.2 1.2 0.9 0.5 Beverages 2.7 2.7 2.8 3.3 5.1 5.6 Consumer appliances 0.5 0.6 0.5 0.6 0.1 - Consumer goods 1.0 0.9 0.9 1.0 0.1 - Crafts and novelties 0.1 0.1 0.1 0.1 - - Diversified industrial 0.9 0.8 0.5 0.2 0.1 - Electric utilities 0.1 0.1 0.1 * - - Equipment services 0.5 0.4 0.5 0.4 0.3 0.2 Financial services 0.4 0.4 0.4 0.5 0.4 0.3 Food processing 1.1 1.2 1.4 1.5 1.3 0.7 General merchandise 0.3 0.3 0.3 - - - Government services 1.0 1.2 1.3 1.4 0.1 0.1 Health care 0.6 0.7 0.7 0.8 * * Home furnishings 0.1 0.2 0.2 0.2 - - Insurance 0.1 0.1 0.1 0.1 * - Machinery 0.1 0.1 0.2 0.2 0.1 - Other manufacturing 0.8 0.7 0.7 0.6 - - Packaging 0.8 0.8 0.8 0.9 0.7 0.4 Paper 0.1 0.1 0.1 0.2 0.1 0.1 Shoe stores 0.2 0.2 0.8 0.9 - - Telecommunications 0.6 0.7 0.7 0.7 0.8 0.7 Transportation services 5.6 5.3 5.1 5.3 2.2 1.6 Other 0.2 0.2 0.2 0.1 1.0 1.2 Non-retail industries 18.8% 18.9% 19.6% 20.2% 13.3% 11.4 % Totals 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%

Geographic Diversification (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet		Rental Revenue for the Quarter Ended September 30, 2016[1]	Percentage of Rental Revenue
Alabama	163	99%	1,258,500	$	5,142	1.9%
Alaska	3	67	275,900		547	0.2
Arizona	110	99	1,629,400		6,333	2.4
Arkansas	55	100	816,500		1,807	0.7
California	166	100	5,267,900		25,556	9.6
Colorado	74	100	1,075,900		4,057	1.5
Connecticut	24	92	535,300		2,531	1.0
Delaware	18	100	93,000		720	0.3
Florida	330	98	3,999,000		14,488	5.5
Georgia	248	98	3,888,500		11,522	4.3
Hawaii	--	--	--		--	--
Idaho	12	100	87,000		406	0.2
Illinois	168	98	4,680,800		13,678	5.2
Indiana	165	100	1,897,900		7,642	2.9
Iowa	41	90	2,973,000		3,987	1.5
Kansas	95	97	1,860,600		4,752	1.8
Kentucky	64	95	1,389,700		3,799	1.4
Louisiana	97	98	1,186,300		3,745	1.4
Maine	10	90	145,300		889	0.3
Maryland	35	97	861,300		4,396	1.7
Massachusetts	81	98	757,600		3,478	1.3
Michigan	160	98	1,580,700		6,031	2.3
Minnesota	158	99	1,951,100		9,735	3.7
Mississippi	135	96	1,626,600		4,464	1.7
Missouri	140	98	2,851,300		8,451	3.2
Montana	11	100	87,000		451	0.2
Nebraska	39	100	809,500		2,151	0.8
Nevada	22	100	413,000		1,308	0.5
New Hampshire	19	100	315,800		1,478	0.6
New Jersey	70	99	697,400		4,383	1.7
New Mexico	30	100	293,200		857	0.3
New York	91	100	2,421,300		12,530	4.7
North Carolina	164	98	2,231,400		7,358	2.8
North Dakota	8	88	123,000		142	*
Ohio	242	98	6,231,600		14,566	5.5
Oklahoma	133	100	1,652,200		4,326	1.6
Oregon	27	100	590,900		2,046	0.8
Pennsylvania	148	99	1,855,000		7,501	2.8
Rhode Island	4	100	157,200		809	0.3
South Carolina	147	99	1,101,400		5,070	1.9
South Dakota	14	100	170,700		337	0.1
Tennessee	223	97	3,120,900		8,453	3.2
Texas	456	98	8,872,400		24,726	9.3
Utah	19	100	943,300		2,133	0.8
Vermont	5	100	98,000		482	0.2
Virginia	146	97	2,925,700		7,459	2.8
Washington	42	100	684,200		2,711	1.0
West Virginia	14	100	279,100		1,081	0.4
Wisconsin	67	100	1,724,200		4,105	1.5
Wyoming	6	100	54,700		298	0.1
Puerto Rico	4	100	28,300		149	0.1
Totals\Average	4,703	98%	80,570,500	$	265,066	100.0%

* Less than 0.1%

[1] Includes rental revenue for all properties owned at September 30, 2016. Excludes rental revenue of $266 from sold properties.

Q3 2016 Supplemental Operating & Financial Data 19

Property Type Composition (dollars in thousands) 20 Q3 2016 Supplemental Operating & Financial Data (1) Includes rental revenue for all properties owned at September 30, 2016. Excludes rental revenue of $266 from sold properties. (2) Refer to footnote 2 on page 16 for our definition of investment grade tenants. Number of Properties Approximate Leasable Square Feet Rental Revenue for the Quarter Ended Percentage of Rental Revenue for the Quarter Ended Percentage of Annualized Revenue from Investment Grade Tenants Property Type September 30, 2016 (1) September 30, 2016 (2) Retail 4,536 52,938,400 $ 208,647 78.7% 33.7 % Industrial 108 24,044,400 35,505 13.4 83.3 Office 44 3,403,200 15,036 5.7 91.3 Agriculture 15 184,500 5,878 2.2 100.0 Totals 4,703 80,570,500 $ 265,066 100.0 % Retail 78.7% Industrial 13.4% Office 5.7% Agriculture 2.2%

Same Store Rental Revenue (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Third Quarter 2016

Same Store Rental Revenue

Number of Properties	4,077
Square Footage	66,728,388
Q3 2016	$222,662
Q3 2015	$220,301
Increase (in dollars)	$2,361
Increase (percent)	1.1%

Top 3 Industries Contributing to the Change

Industry	Quarter ended September 30, 2016	Quarter ended September 30, 2015	Net Change	% Change by Industry
Convenience Stores	$ 22,757	$ 22,256	$ 501	2.3%
Theaters	12,286	11,866	420	3.5%
Health and Fitness	14,879	14,705	174	1.2%

Year-to-Date 2016

Same Store Rental Revenue

Number of Properties	4,077
Square Footage	66,728,388
YTD Q3 2016	$668,029
YTD Q3 2015	$659,861
Increase (in dollars)	$8,168
Increase (percent)	1.2%

Top 3 Industries Contributing to the Change

Industry	Nine months ended September 30, 2016	Nine months ended September 30, 2015	Net Change	% Change by Industry
Convenience Stores	$ 68,336	$ 66,526	$ 1,810	2.7%
Theaters	37,086	35,548	1,538	4.3%
Restaurants – Casual Dining	23,538	22,944	594	2.6%

Same Store Pool Defined

For purposes of determining the properties used to calculate our same store rental revenue pool, we include all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were:

(i) vacant at any time,
(ii) under development or redevelopment, or
(iii) involved in eminent domain and rent was reduced.

Q3 2016 Supplemental Operating & Financial Data 21

Same Store Rental Revenue (Cont’d)(dollars in thousands) 22 Q3 2016 Supplemental Operating & Financial Data Same Store Rental Revenue by Property Type Third Quarter 2016 Quarter ended Quarter ended Net % Change by Contribution by Property Type September 30, 2016 September 30, 2015 Change Property Type Property Type Retail $ 176,069 $ 174,212 $ 1,857 1.1% 78.7% Industrial 26,742 26,405 337 1.3% 14.3% Office 14,451 14,351 100 0.7% 4.2% Agriculture 5,400 5,333 67 1.2% 2.8% Total $ 222,662 $ 220,301 $ 2,361 1.1% 100% Year-to-Date 2016 Nine months ended Nine months ended Net % Change by Contribution by Property Type September 30, 2016 September 30, 2015 Change Property Type Property Type Retail $ 528,516 $ 521,883 $ 6,633 1.3% 81.2% Industrial 80,192 79,125 1,067 1.3% 13.1% Office 43,241 42,972 269 0.6% 3.3% Agriculture 16,080 15,881 199 1.3% 2.4% Total $ 668,029 $ 659,861 $ 8,168 1.2% 100%

Occupancy

REALTY INCOME
The Monthly Dividend Company®

By Property

Occupied Properties	4,621
Total Properties	4,703
Occupancy	98.3%

By Square Footage

Occupied Square Footage	79,501,636
Total Square Footage	80,570,546
Occupancy	98.7%

By Rental Revenue (Economic Occupancy)

Quarterly Rental Revenue	$	261,738,190
Quarterly Vacant Rental Revenue	$	3,297,388[1]
Occupancy		98.8%

(1) Based on contractual monthly rents received immediately preceding the date of vacancy.

Change in Occupancy

Vacant Properties at 6/30/16		95
Expiration Activity (1)	+	54
Leasing Activity (2)	-	47
Vacant Property Sales Activity (3)	-	20
Vacant Properties at 9/30/16		82

(1) Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter.

(2) Includes 38 expirations that were re-leased to the same tenants without vacancy, three that were re-leased to new tenants without vacancy, and six that were re-leased after a period of vacancy. See page 24 for additional detail on re-leasing activity.

(3) Includes 17 properties that were vacant at the beginning of the quarter.

Occupancy by Number of Properties


99.0%
98.0%
97.0%
96.0%
95.0%
94.0%
93.0%
92.0%
91.0%
90.0%
98.3%
98.4%
98.0%
98.2%
98.3%
98.4%
97.8%
98.0%
98.3%
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Q3 2016

Q3 2016 Supplemental Operating & Financial Data

23

Leasing Activity (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Q3 2016

Q3 2016	Re-leased to Same Tenant	Re-leased to New Tenant: Without Vacancy	Re-leased to New Tenant: After a Period of Vacancy	Re-leasing Totals
Prior Cash Rents	$ 3,907	$ 1,986	$ 848	$ 6,741
New Cash Rents*	$ 3,934	$ 2,695	$ 460	$ 7,089
Recapture Rate	100.7 %	135.7 %	54.2 %	105.2 %
Number of Leases	38	3	6	47
Average Months Vacant	-	-	8.6	1.1
Additional Invested Capital(1)	$ -	$ 9,125	$ -	$ 9,125
Incremental Yield(2)	- %	18.1 %	- %	18.1 %
*Percentage of Total Annualized Portfolio Rental Revenue:				0.7 %

Allocation Based on Number of Leases


81%
19%
Same Tenant
New Tenant

Year-to-Date 2016

Year-to-Date 2016	Re-leased to Same Tenant	Re-leased to New Tenant: Without Vacancy	Re-leased to New Tenant: After a Period of Vacancy	Re-leasing Totals
Prior Cash Rents	$ 11,355	$ 3,122	$ 1,843	$ 16,320
New Cash Rents*	$ 11,587	$ 4,193	$ 1,198	$ 16,978
Recapture Rate(3)	102.0 %	134.3 %	65.0 %	104.0 %
Number of Leases	96	11	15	122
Average Months Vacant	-	-	9.6	1.2
Additional Invested Capital(1)	$ -	$ 15,225	$ 2,500	$ 17,725
Incremental Yield(2)	- %	14.7 %	8.0 %	13.7 %
*Percentage of Total Annualized Portfolio Rental Revenue:				1.6 %


79%
21%
Same Tenant
New Tenant

(1) Invested capital figures include an estimated $2,100 of tenant improvements for the nine months ended September 30, 2016.
(2) Incremental yield reflects the yield generated by capital commitments made at the time of re-lease, and is calculated as the incremental cash rents divided by additional invested capital. Incremental cash rents are calculated by subtracting prior rents, or management's estimate of rents to be paid for unimproved space, from the contractual cash rents for the first twelve months following rent commencement.
(3) Excluding nine properties under redevelopment, the recapture rate was 95.5% for the nine months ended September 30, 2016.

Q3 2016 Supplemental Operating & Financial Data 24

Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leased, single-tenant properties have a weighted average remaining lease term of 9.8 years.

	Total Portfolio (1)					Initial Expirations (3)			Subsequent Expirations (4)		
Year	Expiring Leases Retail	Expiring Leases Non-Retail	Approx. Leasable Sq. Feet	Rental Revenue (2)	% of Rental Revenue	Expiring Leases	Rental Revenue	% of Rental Revenue	Expiring Leases	Rental Revenue	% of Rental Revenue
2016	49	-	346,400	$ 1,037	0.4%	29	$ 685	0.3%	20	$ 352	0.1%
2017	179	1	1,815,100	4,847	1.9	42	1,703	0.7	138	3,144	1.2
2018	277	9	3,639,200	11,463	4.4	154	8,072	3.1	132	3,391	1.3
2019	262	10	3,895,300	13,502	5.2	181	11,260	4.3	91	2,242	0.9
2020	195	12	4,350,700	12,543	4.8	119	10,342	4.0	88	2,201	0.8
2021	286	13	5,333,900	15,171	5.8	180	12,290	4.7	119	2,881	1.1
2022	249	17	7,628,900	16,062	6.2	223	14,365	5.5	43	1,697	0.7
2023	354	20	6,463,500	21,957	8.4	360	21,219	8.1	14	738	0.3
2024	198	12	4,360,000	12,453	4.8	204	12,289	4.7	6	164	0.1
2025	325	14	5,223,500	20,425	7.8	316	19,816	7.6	23	609	0.2
2026	262	5	3,822,100	13,329	5.1	248	12,684	4.9	19	645	0.2
2027	499	3	5,718,500	19,943	7.6	476	19,084	7.3	26	859	0.3
2028	289	5	6,088,500	16,481	6.3	289	16,366	6.3	5	115	*
2029	399	5	6,849,700	20,154	7.7	398	19,977	7.6	6	177	0.1
2030	82	13	2,446,800	13,715	5.3	92	13,611	5.3	3	104	*
2031-2043	529	27	10,373,200	47,654	18.3	546	47,469	18.2	10	185	0.1
Totals	4,434	166	78,355,300	$ 260,736	100%	3,857	$ 241,232	92.6%	743	$ 19,504	7.4%

* Less than 0.1%

(1) This table sets forth the timing of remaining lease term expirations on our 4,600 net leased, single-tenant properties as of September 30, 2016 and their contribution to rental revenue for the quarter ended September 30, 2016. Excludes 22 multi-tenant properties and 82 vacant properties, one of which is a vacant, multi-tenant property. The lease expirations for properties under construction are based on the estimated completion date of those properties.

(2) Excludes revenue of $4,330 from 22 multi-tenant properties and from 82 vacant properties at September 30, 2016, and $266 from sold properties.

(3) Represents leases to the initial tenant of the property that are expiring for the first time.

(4) Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-leased.

Q3 2016 Supplemental Operating & Financial Data
25

26 We estimate FFO per share for 2016 of $2.83 to $2.88. We estimate AFFO per share for 2016 of $2.87 to $2.89, an increase of 4.7% to 5.5% over 2015 AFFO per share of $2.74. Summarized below are approximate estimates of the key components of the company’s 2016 earnings guidance: Earnings Guidance Q3 2016 Supplemental Operating & Financial Data Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. (1) Excludes tenant reimbursement revenue. 2016 Guidance Net income per share $1.16 to $1.21 Real estate depreciation per share $1.75 Gains on sales of properties per share ($0.08) FFO per share $2.83 to $2.88 AFFO per share $2.87 to $2.89 Same store rent growth 1.3% Occupancy 98% G&A expenses (% of revenues) (1) 5.0% Property expenses (non-reimbursable) (% of revenues) (1) 1.5% Acquisition volume $1.5 billion Disposition volume $75 to $100 million

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	RJ Milligan	rjmilligan@rwbaird.com	(813) 273-8252
	William Harman	wharman@rwbaird.com	(414) 298-2337
Bank of America Merrill Lynch	Juan Sanabria	juan.sanabria@baml.com	(646) 855-1589
	Joshua Dennerlein	joshua.dennerlein@baml.com	(646) 855-1681
	Camille Tan	camille.tan@baml.com	(646) 556-2095
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
	James Sullivan	jsullivan@btig.com	(212) 738-6139
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
	Vineet Khanna	vineet.khanna@capitalone.com	(571) 835-7013
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Nicholas Joseph	nicholas.joseph@citi.com	(212) 816-1909
	John Ellwanger	john.ellwanger@citi.com	(212) 816-5871
D.A. Davidson	Barry Oxford	boxford@dadco.com	(212) 240-9871
	James O. Lykins	jlykins@dadco.com	(212) 576-1845
Edward Jones	Roy Shepard	royal.shepard@edwardjones.com	(314) 515-3510
Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796
	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
	Brad Burke	brad.burke@gs.com	(917) 343-2082
	Jeffrey Pehl	jeffrey.pehl@gs.com	(212) 357-4474
Green Street	Cedrik Lachance	clachance@greenstreetadvisors.com	(949) 640-8780
	Tyler Grant	tgrant@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
	Venkat Kommineni	vkommineni@janney.com	(646) 840-3219
	Hersh Shintre	hshintre@janney.com	(646) 840-3201
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
	Gene Nusinzon	gene.nusinzon@jpmorgan.com	(212) 622-1041
Ladenburg Thalmann	Daniel Donlan	ddonlan@ladenburg.com	(212) 409-2056
	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mitsubishi UFJ Securities (USA), Inc.	Karin Ford	kford@us.sc.mufg.jp	(212) 405-7349
Mizuho Securities USA, Inc.	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
	Jieren Huang	jieren.huang@us.mizuho-sc.com	(212) 205-7862
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	(212) 761-7064
	Landon Park	landon.park@morganstanley.com	(212) 761-6368
Morningstar	Edward Mui	edward.mui@morningstar.com	(312) 348-2379
Oppenheimer	Steve Manaker	stephen.manaker@opco.com	(212) 667-5950
	Amit Nihalani	amit.nihalani@opco.com	(212) 667-8204
Raymond James	Collin Mings	collin.mings@raymondjames.com	(727) 567-2585
	Paul Puryear	paul.puryear@raymondjames.com	(727) 567-2253
	Daniel Mannix	daniel.mannix@raymondjames.com	(727) 567-2619
RBC Capital Markets	James Bambrick	james.bambrick@rbccm.com	(440) 715-2654
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Jeremy Metz	jeremy-metz@ubs.com	(212) 713-2429
	Frank Lee	frank-a.lee@ubs.com	(415) 352-5679
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371
	Philip DeFelice	philip.defelice@wellsfargo.com	(443) 263-6442
	Jason Belcher	jason.belcher@wellsfargo.com	(443) 462-7354
Wunderlich	Craig Kucera	ckucera@wundernet.com	(540) 277-3366

Realty Income Corporation is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income Corporation's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income Corporation or its management. Realty Income Corporation does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

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